Exhibit 10.1

AgEagle Aerial Systems Announces Evolution of eBee VISION Application Software Featuring Next Generation Mapping and Tactical Advantages

New features provide differentiating capabilities for defense and commercial customers worldwide

WICHITA, Kan., February 20, 2025 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announces the release of its 2.1.0 eBee VISION application software. The next version of the software provides users with dynamic features including enhanced mapping capabilities, situational awareness measures and a variety of other tactical advantages.

AgEagle CEO Bill Irby commented, “Our next generation application software represents a leap forward in innovation and user experience for the eBee VISION. In particular, the new advanced situational awareness and mapping features provides remarkable flexibility and enriched operational efficiency. Even with these upgrades, our technical team continues to refine and evolve the capabilities of our complete enhanced intelligence, surveillance, and reconnaissance technology product portfolio to meet the specific and evolving needs of our expanding worldwide defense and commercial customer base.”

Mapping Capabilities

In addition to the eBee VISION’s HD real-time video surveillance capabilities, it now supports circular and grid mapping, allowing users to generate 2D or 3D maps in an external post-processing software.

Global Navigation Satellite System GNSS-denied Operational Capability

eBee VISION 2.1.0 is capable of continuing missions in GNSS-denied environments and allows manual deactivation of GNSS to prevent jamming or spoofing. This enhances situational awareness and position it favorably against other drones in its range that rely only on GNSS for navigation and may not function effectively in GNSS-denied conditions.

Compliance with STANAG 4609

eBee VISION implements the STANAG 4609 standard, the official format for motion imagery exchange within the NATO nations, embedding drone position and camera information into the videos recorded by the drone and those broadcasted by the Ground Control Station. Its inclusion in the system enhances interoperability with third-party applications, key for military-grade drones.

STL Repositioning

The Company’s enhanced software now allows manual adjustment of the landing position on the map in case of Silent Tactical Landing (STL), with range estimates to inform users of the drone’s reach. This provides the eBee VISION with a tactical advantage.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the success of new software, including new versions of existing software, the timing and fulfilment of current and future purchase orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com